Maytag Reinforces Innovation Strategy at Prudential Best Ideas Conference


     NEWTON, Iowa (Sept. 23, 1999) Maytag Corporation's CEO Lloyd D. Ward

today reinforced the corporation's innovation strategy during a conference presentation to members of the investment community hosted by Prudential in

Mt. Snow, Vermont.

     "Our goal is profitable growth, and our strategy to achieve that is intelligent innovation and operating excellence," Ward reiterated to the audience.  "We are taking steps to reinforce both and to strengthen the culture that will sustain both.

     "Although our performance has slowed somewhat from an exceptionally strong first half, we still expect sales and earnings in the second half to be at least on par with last year's record level.  Given the fundamental strength of our business, we are disappointed and concerned by the over-

reaction of the stock market to our expected performance.

     "Full year 1999 earnings per share is on track to grow in the mid-

teens, behind another year of record sales and earnings for Maytag

Corporation.  And we continue to believe we're capable of delivering an earnings per share growth rate in the low to mid-teens in 2000."

     During the presentation, Ward further reinforced Maytag's commitment to innovation by pointing to the recent announcement of a business realignment as one initiative aimed at increasing the corporation's capability to deliver innovation across all its businesses and brands. Ward also provided more detail around the corporation's target to take out $100 million in costs during the next two years.

     "The largest portion, some $40 to $50 million, will come from accelerated initiatives in our quality and productivity program that combines the best of Lean Manufacturing concepts and Six Sigma concepts.
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We have realized some savings in 1999 from pilot projects; we expect more to accrue in 2000.  This is an ongoing discipline and is being built into management accountability and performance objectives."

     The second phase in attacking the $100 million in costs, according to

Ward, involves re-engineering the general and administrative cost structure at Maytag.  "Here, we have our sights set on a $20 to $30 million target.

We expect to frame this initiative more precisely and announce our intentions before the end of the year.  We will work to implement those actions during the first half of 2000 and expect to begin gaining benefits during the second half."

     The third phase involves gaining overall benefits from the business realignment and specific initiatives focused on supply chain rationalization and improvement.  "We know there is a potential gain here,

in a range of $20 to $30 million," Ward said.  "We expect to gain modest benefits from the realignment this year and through the first half of 2000,

with more substantial benefits occurring in the second half."

     Ward concluded by pointing to three near-term growth imperatives that are expected to drive Maytag's performance.  "We are focused on increasing the speed, efficiency, and effectiveness of innovation.  The recent announcements of a business realignment and formation of Maytag s World

Innovation Network are both key to our ability to deliver innovation faster and more effectively.

     "Second, we are committed to redefining our value brand proposition by taking our successful intelligent innovation strategy into popular price points.  To date, we have leveraged innovation primarily on premium price points.  Going forward we will deliver innovation to all our products and brands.  With Performa by Maytag products we have proven we can create
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shareowner value by delivering innovation at popular price points as well as delivering innovation at higher price points.  Now, we are taking that strategy to every business, every product line, and every brand.

     "Finally, we are focused on improvement in operating excellence.  The cost, quality, and productivity initiatives underway are central to helping us create value for consumers, customers, and shareowners,"  Ward said.

     Maytag Corporation is a leading producer of home and commercial appliances.  Its products are sold to customers throughout North America and in international markets.

                                   # # #

Forward-Looking Statements: Certain statements in this news release, including any discussion of management expectations for future periods, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from the future results expressed or implied by those statements. Refer to Part II, Item 7 of Maytag's Annual Report on Form 10-K for the year ended December 31, 1998, for a description of such factors.

CPI9926
Media Contact:
Additional Information:
Jim Powell
www.maytagcorp.com
Maytag Corporate Communications
515-787-8392
jpowel@maytag.com

g:ldw prudential